SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________


FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report					April 30, 2001
(Date of Earliest Event Reported)


THE SMITHFIELD COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of incorporation)

0-17084
54-1167160
(Commission file number)
(I.R.S. Employer Identification Number)


311 County Street, Portsmouth, VA
23704
(Address of principal executive offices)
(Zip Code)


(757) 399-3100
Registrants telephone number, including area code



INFORMATION TO BE INCLUDED IN REPORT

Item 5:		Other Events.

	On April 30, 2001, The Smithfield Companies, Inc., a Virginia corporation ("Smithfield"), entered into an Agreement and Plan of Merger (the "Agreement"), dated as of April 30, 2001, among Smithfield Foods, Inc., a Virginia corporation ("SFI"), TSCI Acquisition, Inc., a Virginia corporation and wholly-owned subsidiary of SFI ("Acquisition"), and Smithfield. The following summary of the transaction is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith and incorporated herein by reference.

	Under the terms of the Agreement, Acquisition will be merged with and into Smithfield (the "Merger") with Smithfield being the surviving corporation in the Merger. Pursuant to the Merger, each share of common stock, without par value, of Smithfield ("Smithfield Common Stock") (other than shares held by SFI, Acquisition, and Dissenting Shares, as defined in the Agreement) will be converted into, and become exchangeable for, $8.50 in cash.

	The transaction has been approved by the Board of Directors of Smithfield, but remains subject to approval by more than two-thirds of Smithfield's shareholders and other customary closing conditions. The Merger is expected to be completed within 90 days.

	Either party may terminate the Agreement under certain circumstances, including if the Merger has not been consummated on or before September 30, 2001. In addition, Smithfield may terminate the Agreement if it receives a bona fide proposal for the acquisition of all of its outstanding capital stock, or all or substantially all of its assets, that the Board of Directors of Smithfield determines is more favorable, from a financial point of view, to Smithfield's shareholders than the Merger (a "Superior Proposal"), and SFI does not submit a proposal within five days that is at least as favorable as the Superior Proposal. In the event that Smithfield terminates the Agreement to enter into an agreement with respect to a Superior Proposal, or if SFI terminates the Agreement in certain other limited circumstances (generally Smithfield's willful breach of a representation or warranty or a willful failure to fulfill its obligations under the Agreement), Smithfield would be required to pay SFI a termination fee of $1.0 million, plus SFI's out-of-pocket expenses.
If SFI terminates the Agreement for certain other reasons (generally Smithfield's non-willful breach of a representation or warranty or a non-willful failure to fulfill its obligations under the Agreement), Smithfield would be required to reimburse SFI for its actual damages (not to exceed $250,000.00).

	Smithfield will hold a special meeting of its shareholders to consider the Merger. The date of the special meeting, which is expected to be held in June 2001, will be announced as soon as practicable.

Simultaneously with the execution of the Agreement, the Company entered into an amendment to its Rights Agreement (the "Rights Agreement Amendment"), which made the Rights Agreement inapplicable to the transactions contemplated by the Agreement. The foregoing summary is qualified in its entirety by reference to the Rights Agreement Amendment, a copy of which is filed herewith and incorporated herein by reference.

Simultaneously with the execution of the Agreement, Richard S. Fuller, Peter D. Pruden, III and James L. Cresimore (the "Shareholders") entered into Voting Agreements (the "Voting Agreements") under which, among other things, the Shareholders agreed to vote all shares of Smithfield Common Stock over which they exercise voting control for approval of the Merger, which, together with the shares of Smithfield Common Stock beneficially owned by SF Investments, Inc., a Delaware corporation and wholly-owned subsidiary of SFI, represent 76.0% of the total outstanding shares of Smithfield Common Stock. The Voting Agreements terminate automatically upon the termination of the Agreement and the payment of any amounts payable by Smithfield to SFI in connection with any such termination. The foregoing summary is qualified in its entirety by reference to the Voting Agreements, the form of which is filed herewith and incorporated herein by reference.

Item 7.  Financial  Statements,  Pro  Forma  Financial  Information and Exhibits

(a)  Financial Statements of Business Acquired.

None.

(b)  Pro Forma Financial Information.

None.

(c)  Exhibits.

	2.1	Agreement and Plan of Merger by and among Smithfield Foods, Inc.,
TSCI Acquisition, Inc., and The Smithfield Companies, Inc., dated as of April
30, 2000.

Pursuant to Rule 601(b)(2) of Regulation S-K, Smithfield agrees to furnish Supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachment to the foregoing Exhibit.

	4.1	Amendment No. 1 to Rights Agreement, dated as of April 30, 2001.

	99.1	Form of Voting Agreement entered into by Richard S. Fuller, Peter D.
Pruden, III, and James L. Cressimore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 2, 2001					THE SMITHFIELD COMPANIES, INC.


							By /s/  Mark D. Bedard
							     Mark D. Bedard,
                                               Treasurer and Chief Financial
                                               Officer

EXHIBIT INDEX

Exhibit No.		Description

2.1	Agreement and Plan of Merger by and among Smithfield Foods, Inc., TSCI
Acquisition, Inc., and The Smithfield Companies, Inc., dated as of April 30,
2001.

4.1	Amendment No. 1 to Rights Agreement, dated as of April 30, 2001.

99.1	Form of Voting Agreement entered into by Richard S. Fuller, Peter D.
Pruden, III, and James L. Cresimore.